[TYPE]EX-11
[DESCRIPTION]Article 5 Per Share Earnings for 12/31/96
[TEXT]
[ARTICLE]5
[MULTIPLIER]1000

BARR LABORATORIES, INC.
COMPUTATION OF PER SHARE EARNINGS
QUARTER AND SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995
(Amounts in thousands, except per share amounts)
                                 					     1996    1995     1996     1995
	  				                                  QUARTER  QUARTER   Y-T-D    Y-T-D
PRIMARY
 Average shares outstanding                 14,054   13,958   14,049   13,949

 Net effect of dilutive stock options -
 based on the treasury stock method using
 average market price                          749      - i      733     - ii
	                                   				   -------  -------  -------  -------
				  Total                                 14,803   13,958   14,782   13,949
					                                      =======  =======  =======  =======
	Net earnings                               $2,228   $1,989   $3,995   $4,190
					                                      =======  =======  =======  =======

	Net earnings per share                      $0.15    $0.14    $0.27    $0.30
					                                      =======  =======  =======  =======
FULLY DILUTED
 Average shares outstanding                 14,054   13,958   14,049   13,949

 Net effect of dilutive stock options -
 based on the treasury stock method using:
 quarter-end market price                      749      557      765      557
		                                   			   -------  -------  -------  -------
				  Total                                 14,803   14,515   14,814   14,506
					                                      =======  =======  =======  =======

	Net earnings per share                      $0.15    $0.14    $0.27    $0.29
					                                      =======  =======  =======  =======

i) Stock options of 347 in 1995 are not included because their inclusion results in less than 3% dilution.

ii) Stock options of 335 in 1995 are not included because their inclusion results in less than 3% dilution.